Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Aberdeen Australia Equity Fund, Inc:

We consent to the use of our report dated December 21, 2012, with respect to the financial statements of Aberdeen Australia Equity Fund, Inc, as of October 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Experts” and “Financial Statements” in the statement of additional information.

Philadelphia, Pennsylvania

August 15, 2013